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                                                                    EXHIBIT 99.2


                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
Schuler Homes, Inc.
828 Fort Street Mall, 4th Floor
Honolulu, Hawaii 96813

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated September 12, 2000 as Appendix C to, and to the reference thereto under the caption "SUMMARY--Opinion of Schuler Homes' Financial Advisor" and "THE REORGANIZATION--Opinion of Schuler Homes' Financial Advisor" in, the Proxy Statement/Prospectus of Schuler Holdings, Inc. ("Schuler") relating to the proposed business combination involving Schuler, Schuler Homes, Inc., Western Pacific Housing Development Limited Partnership, Western Pacific Housing Development II Limited Partnership and WPH-Porter, LLC, which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Schuler. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                                       By:        /s/ SALOMON SMITH BARNEY INC.
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                                                                    SALOMON SMITH BARNEY INC.
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New York, New York
December 11, 2000